___________________________


                       Securities and Exchange Commission
                            Washington, D.C.  20549



                                   Form 8-K/A
Amendment to Report
Filed Pursuant to Section 12, 13 or 15(d) of the Securities Exchange Act of 1934



Mallon Resources Corporation
(Exact name of Registrant as specified in its charter)



0-17267
(Commission file number)


Amendment No. 1


    The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Periodic Report on Form 8K dated September 9, 1999:

Item 5

(List of all such items, financial statements, exhibits or other portions amended)


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Mallon Resources Corporation

December 2, 1999
                                                 /s/ Roy K. Ross
                                           Roy K. Ross, Executive Vice President


                         ___________________________

ITEM 5 OF REGISTRANT'S PERIODIC REPORT ON FORM 8K DATED SEPTEMBER 9, 1999 IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS AS FOLLOWS:

    Mallon Resources Corporation (Nasdaq: "MLRC") today announced the completion of a $60 million debt financing facility with Aquila Energy Capital Corporation that will allow Mallon to begin an aggressive development drilling program on its San Juan Basin natural gas properties in northwestern New Mexico. The initial facility is $45.7 million.

    At closing of the financing, Aquila advanced $28 million to retire Mallon's previous revolving credit facility with Bank One, Texas, N.A. Additional funds will be advanced as Mallon's development drilling program proceeds. The interest rate on the four year loan is prime plus 2%. As part of the transaction, Mallon issued to Aquila 420,000 shares of Mallon common stock.

    Mallon's Chairman, George O. Mallon, Jr., stated, "With the completion of this important financing, we will launch a development drilling program on our East Blanco and La Jara Canyon acreage in the San Juan Basin of New Mexico. This drilling program is the most exciting growth opportunity in our history, with the potential to dramatically increase our reserves, asset value, production and cash flow over the next several years."

    "We are pleased to have the support of Aquila Energy," Mr. Mallon continued. "Their financing provides us with the resources and flexibility to develop our high potential natural gas properties on terms more favorable and at a lower cost than was available elsewhere in the marketplace."

    In a separate $5.5 million transaction, Mallon re-financed its East Blanco Gas Processing Plant and associated compression facilities with Universal Compression, Inc., of Houston. Mallon and Universal also entered into an alliance agreement relating to the future expansion of the plant.

    Aquila Energy Capital is a UtiliCorp United Company, an international energy company with $6.8 billion in assets and more than 4.5 million customers across the U.S. and in Canada, Great Britain, New Zealand and Australia. Universal Compression, Inc. is a major international compression sales and rental company, which owns and operates in excess of 650,000 horsepower of gas compression equipment.

    ABN AMRO Incorporated acted as Financial Advisor and Placement Agent to Mallon in connection with the Aquila financing.

    The foregoing information contains forward-looking statements and forecasts, the realization of which cannot be assured. Actual results may differ significantly from those forecast. Inaccurate geologic interpretations, the volatility of commodity prices, unbudgeted cost increases, unforeseen delays in operations, and operations that prove less successful than anticipated are risks that can significantly effect Mallon's operations. These and other risk factors that affect Mallon's business are discussed in Mallon's Annual Report.

Mallon Resources Corporation is a Denver based oil and gas exploration and production company operating primarily in the San Juan and Delaware Basins of New Mexico. Mallon's Common Stock is quoted on Nasdaq under the symbol "MLRC."